Exhibit 10.2




July  18,  1997

Mr.  Charles  Lesser
5801  Serrania  Avenue
Woodland  Hills,  CA  91367

Dear  Charles,

I am pleased to confirm your employment with Celestial Based Communications CBCom, Inc. as a member of our senior management. Effective 16,1997, you will fill the position of Vice President for Business Development and Chief Financial Officer for CBCom, Inc. You may be assigned other positions, titles and responsibilities from time to time.

In your primary position with CBCom, Inc. you will be expected to, among other things, (1) carrying out fiscal and accounting responsibilities of the company and its projects, (2) develop project and business plans, (3) raise capital to finance the company and its projects, and at the direction of the Chief Executive Officer, (4) maintain the financial viability of the company, in addition to other duties the Chief Executive Officer may assign.

Your base pay will be $150,000 per year, paid in send-monthly increments. Annual performance bonus payments, If any, shall be at the discretion of the Chief Executive Officer. All bonuses are discretionary. Your salary hall be increased on your twelve month anniversary by amount of the increase In the Los Angeles-Anaheim-Riverside, California Consumer Index for all Urban Consumers as reported for the Immediately preceding December 31st by the Bureau of Labor Statistics of the US Department of Labor, has increased over the level at March 31, 1.997 and subsequent annual March 31st reference dates.

You will be allowed an option to purchase two percent of the companies stock at par value. In addition you will be awarded an option to purchase two percent of the companies stock, one percent to vest on each anniversary of service. The executive committee of the board will determine the terms. It is also anticipated that the company will make future offerings of securities and you may be rewarded for your efforts at the discretion of the Chief Executive Officer subject to whatever concurrence policies are established by the board.

You will be eligible to participate in deferred compensation plans, yet to be developed, which serve essential executives. You will be eligible to participate in a company 401K plan pursuant to the rules and requirements of such a plan. You will be bound by company policies and procedures as prescribed by the company policy handbook at such time and as adopted by the Board of Directors.





You will be covered by life insurance at two times your annual earnings and will be provided accidental death and dismemberment coverage equal to two times your salary. You will be eligible to participate in the company health plan, including medical and dental coverage with your deductibles reimbursed by the company. You will be entitled to four weeks of vacation and a minimum often paid holidays per year. Sick days will accrue at the rate of one per month to a maximum of 40 days. You shall receive a monthly car allowance of $500.

The term of this agreement shaft be for two years, extended thereafter on an annual basis by notification of the Chief Executive Officer on or before April 15 of each year. You may be terminated for cause which Is defined as commission of a misdemeanor or felony, or non-performance of your duties as assigned, or neglect, which In either case has not, In the sole judgment of the Chief Executive Officer, been cured after 30 days prior written notice. If this agreement Is terminated for any reason other than cause, you will be given a severance payment equal to four.(4) month's compensation.

Should a dispute arise regarding the terms of your employment, It shall be resolved by final and binding arbitration. In California in accordance with the arbitration procedures of the American Arbitration Association.

Signed  and  accepted,                    Signed  and  accepted,




-----------------------                 ------------------------------------
Charles  Lesser                         Bernard  J.  Luskin,  Chairman  and  CEO



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Date







                                      MAX  SUN
                                      PRESIDENT  AND  CHIEF  OPERATIONS  OFFICER
APRIL  21,  1999






MR.  CHARLES  A.  LESSER
5801  SERRANIA  AVENUE
WOODLAND  HILLS,  CA  91367

RE:  EMPLOYMENT  AGREEMENT

DEAR  CHARLES,

YOUR ORIGINAL EMPLOYMENT AGREEMENT DATED JULY 18, 1997 WAS FOR A PERIOD A TWO YEARS FROM JUNE 16, 1997 THROUGH JUNE 15, 1999.

ACCORDING TO THE NOTICE PROVISION CONTAINED IN THE AGREEMENT, WE HEREBY EXTEND THE AGREEMENT FOR ONE ADDITIONAL YEAR THROUGH JUNE 15, 2000.


SIGNED AND ACCEPTED,                                        SIGNED AND ACCEPTED,





-------------------                                           ------------------
CHARLES  A.  LESSER                                           MAX  SUN,PRESIDENT





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